EXHIBIT 10.19

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into as of the          day of                                   , 20       ("Agreement"), by and between Alexandria Real Estate Equities, Inc., a Maryland corporation, and each of the entities identified on Exhibit A hereto, including such entities as may execute a Joinder Agreement (as defined below), each of which is incorporated in the State of Maryland (each of which shall be defined for purposes of this Agreement as the "Company"), and                                                ("Indemnitee").

WHEREAS, at the request of the Company, Indemnitee currently serves as a [director] [and] [officer] of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service; and

WHEREAS, as an inducement to Indemnitee to continue to serve as such [director] [and] [officer], the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law;

WHEREAS, Indemnitee and the Company recognize that Indemnitee may become an officer and/or a director of one or more direct or indirect subsidiaries of the Company incorporated in the State of Maryland subsequent to the date of this Agreement and, accordingly, that such entities may, from time to time, become parties to this Agreement by executing a Joinder Agreement as provided in Section 24(b) below; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.                                   Definitions.  For purposes of this Agreement:

(a)                               "Change in Control" means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that without limitation such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; provided, however, that for purposes of this clause (i), the following acquisitions of securities of the Company shall not constitute a Change of Control: (x) any acquisition of securities of the Company directly from the Company, (y) any acquisition of securities of the Company by the Company or (z) any acquisition of securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (ii) there occurs an actual or threatened proxy contest with respect to the Company, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which directors in office immediately prior to such transaction or event whose election or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors in office at the time of such election or nomination constitute less than a majority of the Board of Directors after such event; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b)                              "Corporate Status" means the status of a person as a director, officer, employee or agent of the Company, or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise if such person is or was serving in such capacity at the request of the Company.  As clarification, and without limiting the circumstances in which a person may be serving at the request of the Company, any person who is serving as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of a direct or indirect Subsidiary of the Company shall be deemed to be serving at the request of the Company.

(c)                               "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.

(d)                              "Effective Date" means the date set forth in the first paragraph of this Agreement.

(e)                               "Enterprise" means a corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which a person is or was serving, at the request of the Company, as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent.

(f)                                  "Expenses" means all reasonable and out-of-pocket attorneys' fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, fees of private investigators, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, fees or charges for secretarial services, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification under this Agreement.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g)                               "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(h)                               "Joinder Agreement" means an agreement, in substantially the form attached hereto as Exhibit B, pursuant to which a Company listed on Exhibit A hereto (as it may hereafter be amended) has become a party to this Agreement.

(i)                                   "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or is threatened to be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee's Corporate Status, whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advance of Expenses is sought under this Agreement.  If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding.

(j)                                  "Subsidiary," with respect to the Company, means any corporation or other entity (i) of which a majority or minority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company or (ii) the management of which is controlled directly or indirectly by the Company.

Section 2.                                   Services by Indemnitee.  Indemnitee will serve or continue to serve as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.  This Agreement shall not be deemed an employment contract between the Company (or any of its Subsidiaries or any other Enterprise) and Indemnitee.  Indemnitee specifically acknowledges that Indemnitee's employment with the Company (or any of its Subsidiaries or any other Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its Subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board of Directors, or, with respect to service as a director or officer of the Company, by the Maryland General Corporation Law (the "MGCL") or the charter or Bylaws of the Company.  The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer, director or key employee of the Company in accordance with Section 17(a) of this Agreement.

Section 3.                                   Indemnification.  The Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof.  The rights of Indemnitee provided in this Section 3 shall include without limitation the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the MGCL.

Section 4.                                   Standard for Indemnification.  If, by reason of Indemnitee's Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred or suffered by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 5.                                   Certain Limits on Indemnification.  Notwithstanding any other provision of this Agreement (other than Section 6), Indemnitee may not be indemnified:

(a)                               if the proceeding was one by or in the right of the Company and the Indemnitee is adjudged to be liable to the Company; or

(b)                              if the Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee's official capacity.

Section 6.                                   Court-Ordered Indemnification.  Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a)                               if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b)                              if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper.  However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding.

Section 7.                                   Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is, by reason of his Corporate Status, made a party to (or becomes a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding, Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis.  For purposes of this Section 7 and without limitation the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 8.                                   Advance of Expenses.  The Company shall, without requiring a preliminary determination of Indemnitee's ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party, or in which Indemnitee is, or is threatened to be, a witness or other participant, within thirty days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit C or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met and which have not been successfully resolved as described in Section 7 of this Agreement.  To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis.  The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee's financial ability to repay such advanced Expenses and without any requirement to post security therefor.

Section 9.                                   Procedure for Determination of Entitlement to Indemnification.

(a)                               To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding or matter that may result in the right to indemnification or the advance of Expenses hereunder.  Indemnitee may deliver to the Company such a request from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion.  The officer of the Company receiving the request shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.  Following a written request for indemnification by Indemnitee, the Indemnitee's entitlement to indemnification shall be determined according to Section 9(b) of this Agreement.

(b)                              Upon written request by Indemnitee for indemnification pursuant to Section 9(a) of this Agreement, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly-authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors or (B) if so directed by the Board of Directors, by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly-authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors or, if there are no Disinterested Directors, by a majority vote of the entire Board of Directors, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination.  Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 9.  Any Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(c)                               In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Company), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of "Independent Counsel" as defined in Section 1 of this Agreement.  The Company shall, within 10 days after such written notice of selection shall have been received, deliver to Indemnitee a written notice of its approval of or objection to such selection, which approval or objection shall be determined by the Board of Directors or a duly authorized committee thereof in accordance with Section 2-418(e)(e)(ii) of the MGCL; provided, however, that the approval by the Company of any Independent Counsel selected by Indemnitee may not be unreasonably withheld.  If the Independent Counsel is selected by the Company, it shall be selected by the Board of Directors or a duly authorized committee thereof in accordance with Section 2-418(e)(e)(ii) of the MGCL and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of "Independent Counsel" as defined in Section 1 of this Agreement.  Indemnitee may, within 10 days after such written notice of selection shall have been received, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)                              The Company shall pay the reasonable fees and expenses of Independent Counsel and fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 10.                           Presumptions and Effect of Certain Proceedings.

(a)                               In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)                              The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c)                               For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action was taken in reliance on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer of the Company whom Indemnitee reasonably believes to be reliable and competent in the matter presented; (ii) a lawyer, certified public accountant or other person, as to a matter which Indemnitee reasonably believes to be within such person’s professional or expert competence; or (iii) if Indemnitee is a director of the Company, a committee of the Board of Directors on which Indemnitee does not serve, as to a matter within its designated authority, if Indemnitee reasonably believes the committee to merit confidence.  The provisions of this Section 10(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(d)                              The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Company or any other Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11.                           Remedies of Indemnitee.

(a)                               If (i) a determination is made pursuant to Section 9(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 30 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other Section of this Agreement or the charter or Bylaws of the Company is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in a Maryland Court (as defined in Section 26 of this Agreement) of his entitlement to such indemnification or advance of Expenses.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Except as set forth herein, the provisions of Maryland law (without regard to its conflict of laws rules) shall apply to any such arbitration.  The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b)                              In the event that a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 11, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 9(b) of this Agreement adverse to Indemnitee for any purpose.  If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 11, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee's entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)                               If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification.

(d)                              The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten days after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement, under the charter or Bylaws of the Company or under any directors' and officers' liability insurance policies maintained by the Company if Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification and advance shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e)                               Interest shall be paid by the Company to Indemnitee at the legal rate under Maryland law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification,  reimbursement or advance of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

Section 12.                           Defense of the Underlying Proceeding.

(a)                               Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may result in the right to indemnification or the advance of Expenses hereunder.  The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement, or otherwise unless, and then only solely to the extent that, such delay is materially prejudicial to the defense of such Proceeding.

(b)                              The Company will be entitled to participate in the Proceeding at its own expense.

(c)                               The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee's prior written consent.  The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding by the Indemnitee effected without the Company’s prior written consent.  Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

(d)                              Subject to the provisions of the last sentence of this Section 12(d) and of Section 12(e) below, the Company shall have the right to defend Indemnitee in any Proceeding or matter which may result in the right to indemnification or the advance of Expenses hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 12(a) above.  The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.  This Section 12(d) shall not apply to a Proceeding brought by Indemnitee under Section 11 above or Section 21 below.

(e)                               Notwithstanding the provisions of Section 12(d) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company.  In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee's choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 11(d) of this Agreement), to represent Indemnitee in connection with any such matter.

Section 13.                           Security.  Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board of Directors, and to the extent permitted by law, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

Section 14.                           Non-Exclusivity; Survival of Rights; Subrogation.

(a)                               The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the charter or Bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                              In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 15.                           Insurance.

(a)                               Maryland law and the Company's charter and Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond ("Indemnification Arrangements") on behalf of Indemnitee against any liability asserted against him or incurred by or on behalf of him or in such capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under Maryland law, as it may then be in effect.  The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(b)                              To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees or agents of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent under such policy or policies.  If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

Section 16.                           Coordination of Payments.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, including without limitation from or on behalf of any other Enterprise.

Section 17.                           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 18.                           Reports to Stockholders.  The Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 19.                           Duration of Agreement; Enforcement; Binding Effect.

(a)                               All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of the Company or any other Enterprise and shall continue thereafter so long as Indemnitee shall be subject to any possible or actual Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement).  This Agreement will apply to all acts or omissions of Indemnitee which occurred prior to the date hereof if Indemnitee was serving as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the time such act or omission occurred.

(b)                              Without limiting any of the rights of Indemnitee under the charter or Bylaws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof and shall govern the rights of Indemnitee in connection with any Proceeding, whether such Proceeding was commenced before or after the date hereof and whether the act or omission giving rise to the rights of Indemnitee occurred before or after the date hereof.

(c)                               The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of the Company or any other Enterprise, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)                              The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e)                               The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.  The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of such a bond or undertaking.

Section 20.                           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 21.                           Exception to Right of Indemnification or Advance of Expenses.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advance of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 11 of this Agreement, or (b) the Company's charter or Bylaws, as amended, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

Section 22.                           Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 23.                           Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24.                           Modification and Waiver.

(a)                               Except for amendments described in Section 24(b) below (which need not be executed by Indemnitee), no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(b)                              Subsidiaries of the Company that are incorporated in the State of Maryland may become parties to this Agreement subsequent to the date hereof by executing a Joinder Agreement in substantially the form attached hereto as Exhibit B and delivering such Joinder Agreement to Indemnitee. Upon the execution and delivery of a Joinder Agreement by a Subsidiary, Exhibit A shall automatically be deemed amended to include the name of each such Subsidiary.

Section 25.                           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)                               If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)                              If to the Company to:

Alexandria Real Estate Equities, Inc.

385 E. Colorado Blvd., Suite 299

Pasadena, California 91101

Attention:  Joel S. Marcus

or to any other address as may have been furnished to Indemnitee in writing by the Company.

Section 26.                           Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in any appropriate court located in the State of Maryland (a "Maryland Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of any Maryland Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in any Maryland Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in any Maryland Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

Section 27.                           Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:
Name:
Title:

INDEMNITEE

Name:
Address:

EXHIBIT 10.19

EXHIBIT A

[Names of additional Maryland entities]

Each other Maryland corporation that becomes a party hereto by executing a Joinder Agreement

EXHIBIT B

(FORM OF JOINDER AGREEMENT)

JOINDER AGREEMENT

This Joinder Agreement, dated                             ,  20      , is being delivered to                                    ("Indemnitee"), pursuant to Section 24(b) of the Indemnification Agreement, dated as of                            , 20       (as amended from time to time, the "Indemnification Agreement"), among the Indemnitee, Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company") and the entities listed on Exhibit A to the Indemnification Agreement.  Capitalized terms used herein shall have the meanings assigned to such terms in the Indemnification Agreement.

Indemnitee has become a [director] [and] [officer] of the undersigned.  The undersigned, being a Maryland corporation and a direct or indirect subsidiary of the Company, hereby becomes a party to the Indemnification Agreement and agrees to be bound by the provisions of the Indemnification Agreement as a "Company".

[ ],
a Maryland corporation

By:
Name:
Title:

EXHIBIT C

(FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED)

The Board of Directors of Alexandria Real Estate Equities, Inc.

Re:  Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the        day of                             , 20        , by and between Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), and the undersigned Indemnitee (the "Indemnification Agreement"), pursuant to which I am entitled to advance of expenses in connection with [Description of Proceeding] (the "Proceeding").

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my status as a [a director] [and] [an officer] of the Company and by reason of alleged actions or omissions by me in such capacity.  I hereby affirm my good faith belief that at all times, insofar as I was involved as [a director] [and] [an officer], in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company for reasonable attorneys' fees and related expenses incurred by me in connection with the Proceeding (the "Advanced Expenses"), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

                                                IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this        day of                                         , 20      .